EXHIBIT 99.1

                             OPTIMAL ROBOTICS CORP.

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

Purpose of Committee

The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Optimal Robotics Corp. (the "Company") is to:

      (a) assist the Board in its oversight of (i) the integrity of the Company's financial statements, financial reporting process, system of internal controls over financial reporting, and audit process,
            (ii) the Company's compliance with, and process for monitoring compliance with, legal and regulatory requirements, (iii) the independent auditors' qualifications and independence, and (iv) the performance of the Company's internal audit function and independent auditors;

      (b) prepare the report required to be prepared by the Committee under the rules of the Securities and Exchange Commission (the "SEC"), and any other report required to be prepared by the Committee under any other applicable law or rule, for inclusion in the Company's annual proxy statement; and

      (c) provide an open avenue of communication between the Company's financial management, its internal auditors (if any), its external auditors and the Board.

The mandate of the Committee shall be reviewed annually by the Board in order to ensure on-going compliance with the above standards and rules.

Committee Membership

The Committee shall consist of no fewer than three members of the Board, all of whom shall be appointed annually by the Board and shall remain in office at the pleasure of the Board and while still directors. The members of the Committee shall each have been determined by the Board to be "unrelated" and "independent" under the Nasdaq Marketplace Rules (the "Nasdaq Rules") and, as applicable, under the Sarbanes-Oxley Act of 2002 (the "2002 Act"). In selecting the members of the Committee, the Board shall also determine (i) that each member is "financially literate" in being able to read and understand fundamental financial statements (including balance sheet, income statement and cash flow statement and notes thereto); (ii) that at least one member has "accounting or related financial management expertise," in accordance with the Nasdaq Rules; and (iii) to the extent required by the applicable SEC rules and Nasdaq Rules, that at least one member of the Committee is an "audit committee financial expert" as defined by the SEC and is financially sophisticated in accordance with the Nasdaq Rules (or if there is no such member, the reason for not having an audit committee financial expert on the Committee) shall be disclosed. Each member of the Committee shall be free of any relationship that, in the opinion of the Board, would interfere with his or her individual exercise of independent judgment and cannot be an "affiliated person" as defined under the Nasdaq Rules. Applicable laws and regulations shall be followed in evaluating a member's independence.

Compensation of Committee Members

No member of the Committee may receive, directly or indirectly, any compensation from the Company or any of its affiliates other than (i) director's fees, which may be received in cash, common stock, equity-based awards or other in-kind consideration ordinarily available to directors; (ii) a pension or other deferred compensation for prior service that is not contingent on future service; and (iii) any other regular benefits that other directors receive. Without

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limiting the generality of the foregoing, no member of the Committee may receive any compensation for services rendered as a consultant or legal or financial advisor.

Committee Structure and Operations

The Board shall designate one member of the Committee as its chairperson. The Committee shall meet at least once during each fiscal quarter, with further meetings to occur, or actions to be taken by written resolution signed by all members of the Committee, when deemed necessary or desirable by the Committee or its chairperson. A quorum for meetings of the Committee shall be a majority of its members.

The Committee may invite such members of management, auditors and other persons to its meetings as it may deem desirable or appropriate. The Committee's chairperson shall report regularly to the Board summarizing the Committee's actions and any significant issues considered by the Committee.

Committee Duties, Responsibilities and Authority

The following are the duties, responsibilities and authority of the Committee:

1.    To meet with the independent auditors and the Company's management and such other personnel as it deems appropriate and discuss such matters as it considers appropriate, including the matters referred to below. The Committee must meet separately with the independent auditors periodically, normally at least once each fiscal quarter.

2.    To ensure that the external auditors report directly to the Committee and that they are accountable to the Committee and to the Board.

3.    To decide whether to appoint, retain, terminate or nominate (and recommend to the Company's shareholders the selection of Independent Auditors) the Company`s independent auditors including having the sole authority to approve all audit engagement fees and terms and to pre-approve all audit and permissible non-audit services and fees to be provided by the independent auditors. The Committee shall monitor and evaluate the auditors' qualifications, performance and independence on an ongoing basis, and shall be directly responsible for overseeing the work of the independent auditors (including resolving disagreements between management and the auditor regarding financial reporting). In conducting such evaluations, the Committee shall:

            o     At least annually, obtain and review a report by the
                    independent auditors describing:

                  o     the auditors' internal quality-control procedures;

                  o     any material issues raised by the most recent internal
                            quality-control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, concerning one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and

                  o     (to assess the auditors' independence) all relationships
                            between the independent auditors and the Company (including information the Company determines is required to be disclosed in the Company`s proxy statement as to services for audit and non-audit services provided to the Company and those disclosures required by Independence Standards Board Standard No.1, as it may be modified or supplemented).

            o     Discuss with the independent auditors any relationships or services that may affect the objectivity or independence of the independent auditors and consider whether the provision of non-audit services is compatible with maintaining the external auditors' independence.

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            o     Review and evaluate the qualifications, performance and
                      independence of the primary partners of the independent auditors.

            o     Take into account the opinions of management.

            o     Discuss with management the timing and process for
                      implementing the rotation of the lead audit partner, the concurring partner and any other active audit engagement team partner and consider whether there should be a regular rotation of the audit firm itself.

            The Committee shall present its conclusions concerning the independent auditors to the Board for its information at least annually.

4.    To obtain from the independent auditors and management, for any audit, a timely report on the Company`s annual audited financial statements setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements and discussing with them the quality and not just the acceptability of all critical accounting policies and practices to be used including alternative treatments of financial information within generally accepted accounting principles discussed with management, the ramifications of such treatments and the treatment recommended by the auditors, which report will be reviewed and concurred with by the independent auditors, and to obtain from the independent auditors any material written communications between the independent auditors and management, such as any "management" letter, response thereto by the Company's management or schedule of unadjusted differences.

5.    Prior to their being filed, to discuss with management and the independent auditors the Company's annual audited financial statements and quarterly financial statements, including the Company`s disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations", and to discuss with the Company`s Chief Executive Officer and Chief Financial Officer their certifications to be provided under Sections 302 and 906 of the 2002 Act, including whether the financial statements fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented and whether any significant deficiencies exist in the design or operation of internal controls that could adversely affect the Company`s ability to record, process, summarize and report financial data, assess any material weaknesses that may exist in internal controls, or consider whether any fraud has occurred, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls. The Committee shall discuss, as applicable: (a) major issues encountered and judgments made regarding accounting principles, financial statement presentation and the Company's financial statements generally, including any significant changes in the Company`s selection or application of accounting principles, major issues as to the adequacy of the Company`s internal controls, any special audit steps adopted in light of material control deficiencies and any other major accounting policy changes; (b) analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, transactions, obligations (including contingent obligations), other relationships of the Company with unconsolidated entities or other persons on the financial statements of the Company and any unusual methods of acquiring or holding interests in other entities; and (d) the results of the review of the Company's quarterly financial statements by the Company's independent auditors.

6.    To review management's report assessing the adequacy and effectiveness of the Company's disclosure controls and procedures and systems of internal control.

7.    To review filings (including interim reports) with the SEC and other published documents containing the Company's financial statements or financial information extracted or derived from such financial statements, and consider whether the information therein is consistent with the information in the financial statements before it is filed with the SEC, Nasdaq or other regulators, exchanges or associations.

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8.    To discuss with the independent auditors on at least an annual basis if applicable, the matters required to be discussed by Statement on Auditing Standards No. 61, as it may be modified or supplemented, as well as any problems or difficulties the auditors encountered in the course of the audit work, including any restrictions on the scope of the independent auditors' activities or access to requested information, significant changes required in the independent auditors' accounting plan, any significant disagreements with management, and any other matters relating to the audit which are to be communicated to the Committee under GAAP. Among the items the Committee will consider discussing with the independent auditors are:

            o     any accounting adjustments that were noted or proposed by the independent auditors but were "passed" (as immaterial or otherwise);

            o     any communications between the audit team and the independent auditors' national office concerning auditing or accounting issues presented by the engagement; and

            o     any "management" or "internal control" letter issued, or
                      proposed to be issued, by the independent auditors to the Company.

            The discussion shall also include the responsibilities, budget and staffing of the Company's internal audit function.

9.    To review, at least annually, the Company's communication policy and monitor the Company's communication with analysts, investors, the media and the public. In particular, to discuss with management the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Discussion of earnings releases as well as financial information and earnings guidance may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

10.   To discuss with management and the independent auditors periodically, normally on at least an annual basis:

            o     the independent auditors' annual audit scope, risk assessment and plan to ensure completeness of coverage, reduction of redundant efforts, the effective use of internal and external audit resources and the use of independent public accountants other than the appointed independent auditors;

            o     the form of independent auditors' report on the annual
                      financial statements and matters related to the conduct of the audit under generally accepted auditing standards; and

            o     comments by the independent auditors on internal controls and significant findings and recommendations resulting from the audit.

11. To discuss with management periodically, normally on at least an annual basis:

            o     the annual internal audit plan, risk assessment, and
                      significant findings and recommendations and management's responses thereto;

            o     the adequacy of the Company's internal controls, any codes of conduct and any monitoring of the Company's compliance therewith; and

            o     the internal audit function and responsibilities and any scope restrictions placed on the execution of internal audit responsibilities.

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12.   To establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

13.   To establish policies governing the Company's hiring or engaging as a contractor of any current or former employee of the Company`s independent auditors who was engaged on the Company's account in the most recent two years and review and concur with the hiring or engagement of such an individual. These policies shall provide that no former employee of the independent auditors who was a member of the Company`s audit engagement team may undertake a financial reporting oversight role at the Company within one year of the date of the commencement of procedures for a review or audit.

14.   To discuss with management periodically, normally on at least an annual basis, management's assessment of the Company's market, credit, liquidity and other financial and operational risks, and the guidelines, policies and processes for managing such risks.

15.   To discuss with the Company`s General Counsel any significant legal, compliance or regulatory matters that may have a material impact on the Company`s business, financial statements or compliance policies, including related party transactions and reports or inquiries from governmental or other agencies and the appropriateness of the Company's public disclosure thereof in the documents reviewed by the Committee.

16.   To obtain assurance from the independent auditors that the audit of the
            Company`s financial statements was conducted in a manner consistent with Section10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under that Act.

17.   To review and approve all related party transactions (as defined by applicable NASD Rule).

18.   To conduct or authorize investigations into any matters within the
            Committee's charter. The Committee is empowered to: (i) retain outside counsel or other advisors to advise or assist the Committee in the conduct of an investigation; (ii) seek any information it requires from external parties or employees, all of whom are directed to cooperate with the Committee's requests; (iii) meet with management, independent auditors or outside counsel, as necessary;
            (iv) meet with the Company's financial advisors; and (v) authorize the payment of any fees in respect of the foregoing.

19.   To discharge any other duties or responsibilities delegated to the
            Committee by the Board, by the Company's bylaws or by law from time to time.

20.   To review the Committee's duties and responsibilities at least annually.

Committee Reports

The Committee shall produce the following reports and provide them to the Board:

1.    Any report or filing, including any recommendation, or other disclosures required to be prepared by the Committee pursuant to the rules of the SEC or any other regulatory authority for inclusion in the Company's annual proxy statement, including:

            o     a report for the annual proxy statement as to the Committee's review and discussion of matters with the Company's management and the independent auditors;

            o     filing a copy of the Committee's charter as an appendix to the annual proxy statement at least once every three (3) years; and

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2.    An annual performance evaluation of the Committee, which evaluation shall compare the performance of the Committee with the requirements of this charter. The performance evaluation shall also include a review of the adequacy of this charter and shall recommend to the Board any revisions the Committee deems necessary or desirable, although the Board shall have the sole authority to amend this charter. The performance evaluation shall be conducted in such manner as the Committee deems appropriate.

Resources and Authority of the Committee

The Committee shall have the resources, including funding, and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate, and approve the fees and other retention terms of special or independent counsel, accountants or other experts, as it deems appropriate, without seeking approval of the Board or management.